UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2007

PubliCARD, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-03315	23-0991870
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Seventy Five Rockefeller Plaza, 16th Floor,
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 265-7013

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On May 17, 2007 at 11:00 PM EST, PubliCARD, Inc. (the “PubliCARD”) filed a voluntary petition for reorganization under chapter 11 of the Untied States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 07-11517). PubliCARD will continue to manage and operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On May 18, 2007 the Company issued a press release relating to the Foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1
Press release dated May 18, 2007 announcing the filing by PubliCARD, Inc. of a voluntary petition for reorganization under chapter 11 of the Untied States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc. Registrant

Date: May 18, 2007	/s/ Joseph E. Sarachek
Joseph E. Sarachek, President,
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Press release dated May 18, 2007 announcing the filing by PubliCARD, Inc. of a voluntary petition for reorganization under chapter 11 of the Untied States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.